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                                                                     EXHIBIT 1.2

                       2,200,000 Shares of Common Stock

                          ESSEX PROPERTY TRUST, INC.

                           (a Maryland corporation)

                         (Par Value $.0001 Per Share)

                               PRICING AGREEMENT
                               -----------------


                                August 8, 1996


     MERRILL LYNCH & CO.
     Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
     DONALDSON, LUFKIN & JENRETTE
             SECURITIES CORPORATION
     RAYMOND JAMES & ASSOCIATES, INC.
     SUTRO & CO. INCORPORATED
      as Representatives of the several Underwriters
      named in the within-mentioned Purchase Agreement
     c/o Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
     North Tower
     World Financial Center
     New York, New York  10281


     Dear Sirs:

               Reference is made to the Purchase Agreement dated August 8, 1996 (the "Purchase Agreement") among Essex Property Trust, Inc., a Maryland corporation (the "Company"), Essex Portfolio, L.P., and the several Underwriters named in Schedule A thereto, for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Raymond James & Associates, Inc. and Sutro & Co. Incorporated are acting as Representatives (the "Representatives"). The Purchase Agreement provides for the purchase by the Underwriters from the Company, subject to the

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     terms and conditions set forth therein, of the above shares of Common Stock
     (the "Initial Securities") and an aggregate of 330,000 additional shares (the "Option Securities") of the Company's Common Stock, par value $.0001 per share. The Initial Securities and the Option Securities are collectively hereinafter called the "Securities."

               Pursuant to Section 2 of the Purchase Agreement, the Company agrees with each Underwriter as follows:

               (1) The public offering price per share for the Securities, determined as provided in said Section 2, shall be $22.75.

               (2) The purchase price per share for the Securities to be paid by the several Underwriters shall be $21.50, being an amount equal to the initial public offering price set forth above less $1.25 per share; provided that the purchase price per
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                    share for any Option Securities (as defined in the Purchase
                    Agreement) purchased upon exercise of the over-allotment option described in Section 2(b) of the Purchase Agreement shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Initial Securities (as defined in the Purchase Agreement) but not payable on the Option Securities.

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               If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.


                                    Very truly yours,



                                    ESSEX PROPERTY TRUST, INC.



                                    By: /s/ Michael J. Schall
                                        ---------------------------------------
                                        Name: Michael J. Schall
                                        Title:   Executive Vice President, Chief
                                                 Financial Officer and Secretary


     CONFIRMED AND ACCEPTED
      as of the date first above written


     MERRILL LYNCH & CO.
     Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
     DONALDSON, LUFKIN & JENRETTE
             SECURITIES CORPORATION
     RAYMOND JAMES & ASSOCIATES, INC.
     SUTRO & CO. INCORPORATED

     By:  Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated


     By:     /s/ David L. Knowles
          --------------------------------------------
          Name:  David L. Knowles
          Title: Managing Director

     For themselves and as Representatives of the other Underwriters named in the Purchase Agreement.

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